UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Matthews International Corporation
(Name of Registrant as Specified In Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES MITAROTONDA

ANA B. AMICARELLA

CHAN W. GALBATO

1 NBL EH, LLC

JOSEPH GROMEK

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

Item 1: On the evening of January 8, 2025, and the morning of January 10, 2025, Barington uploaded the following material to www.barington.com/matthews:

DISCLAIMER

The views expressed on this website represent the opinions of Barington Companies Equity Partners, L.P. and the other participants in its solicitation (collectively, the "Participants"), which beneficially own shares of Matthews International Corporation (the "Company") and are based on publicly available information with respect to the Company. The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of the opinions expressed herein at any time as they deem appropriate and disclaim any obligation to notify the market or any other party of any such changes. The Participants disclaim any obligation to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (the "SEC") or other regulatory authorities and from other third-party reports. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third-party SEC or other regulatory filing or third-party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date of the materials on this website, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. Shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. The Participants currently beneficially own shares of the Company. It is possible that there will be developments in the future that cause the Participants from time to time to buy shares of the Company (in open market or privately negotiated transactions or otherwise), sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), or trade in options, puts, calls or other derivative instruments relating to the shares of the Company.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinion of the Participants.

This website may not be deemed to constitute solicitation material and is intended solely to inform shareholders so that they may make an informed decision regarding the proxy solicitation, as explained in greater detail below.

Cautionary Statement Regarding Forward-Looking Statements

The materials on this website may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Participants. Although the Participants believe that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Participants will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

The Participants have filed a definitive proxy statement and accompanying **GOLD** universal proxy card with the SEC to be used to solicit proxies in connection with the 2025 annual meeting of shareholders of the Company (the "Annual Meeting"). The Participants strongly advise all shareholders of the Company to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the Participants. These materials and other materials filed by Barington Companies Equity Partners, L.P. with the SEC in connection with the solicitation of proxies are available at no charge on the SEC's website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by the Participants with the SEC are also available, without charge, by directing a request to the Participant's proxy solicitor, Okapi Partners LLC, at (877) 285-5990 or info@okapipartners.com.

I have read and agree to the terms of this website.

Item 2: On January 10, 2025, Barington issued a letter to the Company’s shareholders. The letter is attached hereto as Exhibit 1 and incorporated herein by reference.

Item 3: On January 10, 2025, Barington issued the following press release:

FOR IMMEDIATE RELEASE

January 10, 2025

Barington Capital Group Files Definitive Proxy Statement for Matthews International’s 2025 Annual Meeting

Sends Letter to Shareholders Outlining Barington Capital’s Four-Step Plan to Drive

Long-Term Value Creation at Matthews

Highlights Need for New Directors and a New CEO Following Years of Share Price Underperformance, Poor Operational Execution and Capital Allocation,

Excessive Spending and Empty Promises

Urges Shareholders to Vote the GOLD Proxy Card “FOR” ALL Barington Capital Nominees

NEW YORK, January 10, 2025 – Barington Capital Group, L.P. (“Barington Capital”), a fundamental, value-oriented activist investor that, together with certain affiliates (collectively “Barington” or “we”) beneficially owns approximately 1.9% of the outstanding common stock of Matthews International Corporation (NASDAQ: MATW) (“Matthews” or the “Company”), today announced that it has filed a definitive proxy statement in connection with its nomination of Ana B. Amicarella, Chan W. Galbato and James Mitarotonda for election to the Matthews Board of Directors (the “Board”) at the Company's 2025 Annual Meeting of Shareholders.

Additionally, Barington Capital is sending a letter to Matthews’ shareholders outlining why it believes change is required on the Board and its proposed four-step plan to drive long-term value creation at the Company. Barington’s letter to shareholders and definitive proxy statement can be found at: https://barington.com/matthews.

James Mitarotonda, Chairman and CEO of Barington Capital, said, “Matthews’ Board and CEO have consistently failed to deliver results for shareholders despite repeated promises of value creation. After being unable and unwilling to make any meaningful progress on the proposals we presented to the Company over the last two years, Matthews recently announced that it was pursuing one of our recommendations, the sale of the SGK Brand Solutions segment. It is clear to us that the Company took this step only after we called for the Board to replace Mr. Bartolacci as CEO and our intention to commence a proxy solicitation became evident. We believe that the recent announcement underscores that the election of Barington’s nominees is critical to ensuring that the Board takes all steps necessary to unlock the Company’s full value potential.

“We believe Matthews’ shareholders would meaningfully benefit from new directors with fresh perspectives, significant business, financial and corporate strategy experience, and a deep commitment to putting shareholders’ interests first. If elected, Barington’s nominees will be dedicated to working constructively with the incumbent directors to improve the Company’s corporate governance, strategic focus, return on invested capital, and revenue growth in pursuit of creating sustainable value for all Matthews’ shareholders.”

VOTE GOLD TODAY TO DRIVE LONG-TERM VALUE CREATION AT MATTHEWS

ABOUT BARINGTON CAPITAL GROUP, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm established by James Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.

Media Contact:

Jonathan Gasthalter/Amanda Shpiner

Gasthalter & Co.

212-257-4170

Important Information and Participants in the Solicitation

Barington has filed a definitive proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the upcoming annual meeting of stockholders of the Company. Details regarding the Barington nominees and the participants in its solicitation are included in its proxy statement and Barington strongly advises all shareholders of the company to read the proxy statement and other proxy materials as they contain important information.

The participants in Barington’s proxy solicitation are Barington, Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, 1 NBL EH, LLC, Joseph Gromek, Ana B. Amicarella and Chan W. Galbato.

If you have any questions, require assistance in voting your GOLD universal proxy card,

or need additional copies of Barington’s proxy materials,

please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 285-5990

E-mail: info@okapipartners.com